SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 25, 2011


                                    PTS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-25485                 88-0380544
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


5155 Spectrum Way, Unit #5, Mississauga, ON, Canada               L4W5A1
   (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (800) 338-5412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR.

     On March 25, 2011, we amended our Articles of Incorporation to effect a 1 share for 100 shares reverse stock split. Prior to the amendment, we had 5,000,000,000 shares of authorized capital stock, which included 4,800,000,000 shares of common stock and 200,000,000 shares of preferred stock. Prior to the amendment, we had issued and outstanding a total of 2,776,969,300 shares of common stock, 1,937,500 shares of Series A preferred stock and 15,000,000 shares of Series D preferred stock.

     Following  the  amendment  to  our  Articles  of  Incorporation,   we  have
50,000,000 shares of authorized capital stock, which includes 48,000,000 shares of common stock and 2,000,000 shares of preferred stock.

     Following the amendment to our Articles of Incorporation, we have issued and outstanding 27,769,693 shares of common stock, 19,375 shares of Series A preferred stock and 150,000 shares of Series D preferred stock.

ITEM 9.01 EXHIBITS.

     (d) Exhibits

     3.(i) Certificate of Amendment to Articles of Incorporation of PTS, Inc. filed with the Secretary of State of Nevada and effective as of March 25, 2011.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 28, 2011
                                            PTS, INC.


                                            By: /s/ Marc Pintar
                                               ---------------------------------
                                               Marc Pintar
                                               Interim Chief Executive Officer

                                  EXHIBIT INDEX

  Exhibit No.                 Description of Exhibit
  -----------                 ----------------------

     3.(i) Certificate of Amendment to Articles of Incorporation of PTS, Inc. filed with the Secretary of State of Nevada and effective as of March 25, 2011.